================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Morrow Snowboards, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                  [MORROW SNOWBOARDS, INC. LOGO APPEARS HERE]

                            MORROW SNOWBOARDS, INC.

                               May 25, 1998

Dear Shareholder:

  On behalf of the Board of Directors, it is my pleasure to extend to you an invitation to attend the 1998 Annual Meeting of Shareholders of Morrow Snowboards, Inc. (the "Annual Meeting"). We hope you can join us. The Annual Meeting will be held at:

  Place: Multnomah Athletic Club
  1849 SW Salmon Street
  Portland, OR 97205

  Date: Wednesday, June 24, 1998

  Time: 10:00 a.m.

  The Notice of the Annual Meeting, Proxy Statement and Annual Report accompany this letter. Due to printing deadlines, the Annual Report contains a letter to shareholders which was prepared by the former Chief Executive Officer of the Company. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company. The principal business to be transacted at the Annual Meeting will be the (i) election of directors and (ii) ratification of the selection of Arthur Andersen, LLP as the Company's independent auditors for 1998.

  After careful consideration, the Board of Directors unanimously recommends that shareholders vote FOR the election of the nominated directors and for the ratification of Arthur Andersen, LLP as the Company's independent auditors.

  We know that many of our shareholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                 Sincerely,


                 /s/ Victor G. Petroff

                 Victor G. Petroff

                 Chairman of the Board

                                   IMPORTANT

   A proxy card is enclosed herewith. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                   IT IS IMPORTANT THAT YOUR STOCK BE VOTED


                                    [LOGO]
 PO Box 12606 Salem, OR USA 97309    Phone. 503.375.9300   Fax. 503.315.1199

                            MORROW SNOWBOARDS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JUNE 24, 1998

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Morrow Snowboards, Inc., an Oregon corporation (the "Company"), will be held at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon 97205 at 10:00 a.m. local time, on Wednesday, June 24, 1998 (the "Annual Meeting") for the following purposes:

  1. To elect six (6) directors to the Company's Board of Directors.

  2. To ratify the selection of Arthur Andersen, LLP as the Company's independent auditors for the fiscal year ending December 26, 1998.

  3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The nominees for election as directors are named in the enclosed Proxy Statement.

  The record date for the Annual Meeting is May 19, 1998. Only shareholders of record at the close of business on that date will be entitled to notice, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE ANNUAL MEETING.

                                          By Order of the Board of Directors

                                          /s/ P. Blair Mullin

                                          P. Blair Mullin

                                          President, Chief Financial Officer,
                                           Treasurer and Secretary

Salem, Oregon

May 25, 1998

                            MORROW SNOWBOARDS, INC.

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, JUNE 24, 1998

GENERAL

  This Proxy Statement is furnished by the Board of Directors of Morrow Snowboards, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Company's 1998 Annual Meeting of Shareholders (the "Annual Meeting"), to be held at 10:00 a.m. local time, on Wednesday, June 24, 1998 at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon 97205. The principal executive offices of the Company are located at 2600 Pringle Road, S.E., Salem, Oregon 97302.

  This Proxy Statement and the enclosed proxy card are first being mailed to the Company's shareholders on or about May 25, 1998.

RECORD DATE AND OUTSTANDING SHARES

  Only holders of record of the Company's common stock, no par value (the "Common Stock"), at the close of business on May 19, 1998, will be entitled to vote at the Annual Meeting. On that date, the Company had approximately 6,176,556 shares of Common Stock outstanding.

QUORUM AND VOTING

  Each share of Common Stock entitles the holder thereof to one vote. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to that matter. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the Annual Meeting.

  Holders of shares of the Common Stock are not entitled to cumulative voting rights in the election of directors. A nominee for election to the Board of Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. For all other matters, action is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions and other nonvotes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted for any purpose in determining whether a proposal is approved and have no effect on determining whether a plurality exists with respect to a given nominee. Proxies and ballots will be received and tabulated by American Securities Transfer & Trust, Inc.

REVOCABILITY OF PROXIES

  A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If no directions are specified, the shares will be voted "FOR" (i) the election of the directors recommended by the Board of Directors, (ii) the ratification of the selection by the Board of Directors of the Company's independent auditors and (iii) in accordance with the discretion of the named proxies, on other matters properly brought before the Annual Meeting.

SOLICITATION OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors, and the entire cost of preparing, printing and mailing this Proxy Statement and the proxy solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, bank nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

               ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

ELECTION OF DIRECTORS

  The Board of Directors consists of six (6) members. The nominees for election (the "Nominees") are Messrs. Bickert, Eide, Krieger, Morrow, Petroff and Zaccaro, each of whom is currently serving as a director. Each of the Nominees, if elected, will serve as director of the Company until the next Annual Meeting following his election or until his successor is elected and qualified, subject to earlier termination by death, disability, resignation or removal.

  Shares eligible to be voted, for which a properly dated and executed proxy is received by the Secretary of the Company prior to the Annual Meeting, will be voted in accordance with any choice specified. Where no choice is specified, eligible shares will be voted for each Nominee as director. If a Nominee for director becomes unavailable for any reason (which is not now anticipated), the proxies will vote those shares for a substitute Nominee approved by the Board of Directors.

INFORMATION ABOUT THE DIRECTOR NOMINEES

  Maurice C. Bickert (age 75) has served as a director of the Company since February 1996. Mr. Bickert served as President and Chief Executive Officer of Marquis Corp. from August 1985 to December 1993. From 1955 to 1985, Mr. Bickert had over 30 years management experience with ITT Corporation and spent his last 12 years with ITT doing merger and acquisition, licensing and turnaround work.

  Gregory M. Eide (age 43) has served as a director of the Company since June 1993. Mr. Eide is a co-founder and partner of Harris & Eide, a certified public accounting firm in Salem, Oregon, founded in 1983. Mr. Eide is also President of Thomas Kay Textiles, Inc., a national retailer of floor coverings based in Salem, Oregon, and Secretary and Treasurer of Cascade Pacific Development, Inc., a real estate developer.

  Erik J. Krieger (age 38) has served as a director of the Company since April 1994. Since 1989, Mr. Krieger has held various management positions with Pacific Crest Securities, Inc. ("Pacific Crest"), an investment banking firm. He has been Chairman and Chief Executive of Pacific Crest since January 1997, and was Executive Managing Director from February to December 1996 and a Managing Director prior thereto. Mr. Krieger currently serves as a director of Molded Container Corporation, an injection plastics manufacturer and Applied Research, Inc., a specialty chemical manufacturing company, and as a general partner of Diversified Opportunities Group, a private investment partnership.

  Ray E. Morrow, Jr. (age 53) has served as a director of the Company since the Company's inception in October 1989. Mr. Morrow served as Chairman of the Board of the Company from June 1990 until January 1998 and as Chief Executive Officer of the Company from the Company's inception until May 1995. From January 1995 to April 1995, he served as President of the Company. In August 1996, Mr. Morrow founded Morrow Aircraft Corporation, a proposed manufacturer of aircraft incorporating composite materials technology, and has served as a director and Chairman of the Board of Directors since that company's inception. In March 1982,

Mr. Morrow founded II Morrow, Inc., served as its Chairman of the Board and Chief Executive Officer until its acquisition by United Parcel Service ("UPS") in 1986, and continued as Chief Executive Officer until 1987. Mr. Morrow was a founder and currently serves as a director of American Blimp Corporation, a manufacturer of airships used worldwide for advertising and surveillance. Mr. Morrow was a director of Lightship America, Inc., which leased airships for commercial advertising purposes and was acquired by American Blimp Corporation in December 1996.

  Victor G. Petroff (age 43) has served as a director of the Company since July 1996 and Chairman of the Board of the Company since May 18, 1998. Mr. Petroff currently serves as General Manager of Precision Interconnect, a division of AMP, Inc. Mr. Petroff joined Precision Interconnect, a leading manufacturer of high-performance electronic cable assemblies, in 1990. Prior to joining Precision Interconnect in 1990, Mr. Petroff held executive and operating management positions with several companies in the manufacturing and financial services industries. Since 1991, Mr. Petroff has been a director of Modo, Inc., (formerly Agio Designs, Inc.), a company designing and manufacturing OEM industrial furniture and technology carts for engineering, scientific and medical uses.

  James V. Zaccaro (age 55) has served as a director of the Company since May 1991. Mr. Zaccaro currently serves as Chairman of the Board of American Blimp Corporation. He served as a director of Lightship America, Inc. prior to its acquisition by American Blimp Corporation in December 1996. Mr. Zaccaro has more than 20 years of management experience with UPS, where he managed districts in Texas, Illinois and Arizona. In 1986, Mr. Zaccaro helped establish UPS Corporate Strategic Planning Group. After leaving UPS in 1988, he founded Encore Sports Company, a distributor of golf equipment and supplies. In 1986, Mr. Zaccaro co-founded Viva Properties, an international vacation property developer.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

COMPENSATION OF DIRECTORS

  During 1997, nonmanagement directors received $1,000 per month for serving as directors, together with reimbursement for reasonable travel and related expenses incurred in attending Board and Management Committee meetings. Beginning in January 1998, the monthly payment was reduced from $1,000 to $750. Under the Company's Stock Option Plan for Non-Employee Directors, each nonemployee director, upon joining the Board, and following his or her election or reelection at each annual meeting of shareholders, receives an option to purchase 2,450 shares of Common Stock of the Company.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

  The Board of Directors has established an Audit Committee and a Compensation Committee.

  The Audit Committee oversees actions taken by the Company's independent auditors. The Audit Committee consists of Gregory M. Eide, Erik J. Krieger and Maurice C. Bickert. The Audit Committee held two (2) meetings in fiscal 1997.

  The Compensation Committee reviews the compensation of the Company's executive officers and makes recommendations to the Board of Directors regarding compensation. The Compensation Committee consists of Gregory M. Eide, James V. Zaccaro and Maurice C. Bickert. The Compensation Committee held seven (7) meetings in fiscal 1997.

  The Board of Directors held fifteen (15) meetings during fiscal 1997. Each incumbent director serving on the Board of Directors during 1997 was present for more than 75 percent of the aggregate number of (i) all meetings of the Board of Directors held during the year while he was a director and (ii) all meetings of committees on which he served.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

                  NAME                AGE               POSITION
                  ----                ---               --------
   P. Blair Mullin..................   44 President, Chief Financial Officer,
                                           Treasurer and Secretary
   Neil E. Morrow...................   28 Vice President, Boots and Bindings
                                           and Assistant Secretary
   James E. Morrow..................   49 Vice President, Snowboard Operations
                                           and Assistant Secretary
   J. Scott Sibley..................   43 Vice President, Global Sales
   Georell Bracelin.................   37 Vice President, Marketing
   Robert J. Morrow.................   28 Vice President, Advance Design, Hard
                                           Goods and Assistant Secretary

--------

  P. Blair Mullin was appointed President of the Company on May 18, 1998. Mr. Mullin has served as Chief Financial Officer and Secretary of the Company since the Company's acquisition of Westbeach Snowboard Canada Ltd. ("Westbeach") in November 1997, and has also served as Treasurer of the Company since January 21, 1998. Mr. Mullin served as President and Chief Executive Officer of Westbeach from July 1995 to November 1997. From 1992 to 1995, Mr. Mullin was a private business consultant. From 1988 to 1992, Mr. Mullin served as Chief Financial Officer of Bradbury International Equities Ltd., a holding company, and as General Manager of Padovano Foods, Inc., a food processing company, from 1990 to 1992.

  Neil E. Morrow, a founder of the Company, has served as Vice President, Boots and Bindings since January 21, 1998 and as Assistant Secretary since July 1995. He served as Vice President-Research and Development of the Company from October 1989 to January 1998. Mr. Morrow served as the Company's Treasurer from October 1989 to October 1994, and as Secretary from October 1989 to July 1995. Mr. Morrow is currently a director of Snowsports Industries of America, a ski and snowboard trade association and Morrow Aircraft Corporation.

  James E. Morrow has served as Vice President, Snowboard Operations and Assistant Secretary of the Company since January 21, 1998. He served as Vice President-Operations of the Company from April 1995 to January 1998. From May 1993 to April 1995, Mr. Morrow served as Chief Operating Officer and a Director of the Company. From February 1982 to April 1993, Mr. Morrow was the Manager of the manufacturing division of II Morrow, Inc., a developer and manufacturer of navigational devices and automated sorting/handling equipment for the transportation industry.

  J. Scott Sibley has served as Vice President, Global Sales of the Company since January 21, 1998. Mr. Sibley was President of Westbeach from 1985 to July 1995, and was Vice President, Sales from July 1995 to November 1997 and a director of Westbeach from 1985 to May 1997.

  Georell Bracelin has served as Vice President, Marketing of the Company since January 21, 1998. She was Vice President, Senior Account Director at the Ralston Group, an advertising agency based in Bend, Oregon, from November 1993 to December 1997 and prior thereto she worked with advertising agencies in Portland, Oregon and Billings, Montana. She has received statewide and regional "Addy" awards for client ads for clients in various industries.

  Robert J. Morrow, a founder of the Company, has served as Vice President, Advance Design, Hard Goods of the Company since January 21, 1998. He served as Vice President-Advanced Design from April 1996 to January 1998. Mr. Morrow served as Director-Research and Development from January 1995 until April 1996 and as President of the Company from the Company's inception until January 1995. Mr. Morrow has also served as a key member of Morrow's professional team of riders since the Company's inception. Prior to founding the Company in 1989, Mr. Morrow was a professional team rider for Sims Snowboards, USA.

FAMILY RELATIONSHIPS

  Ray E. Morrow, Jr. is the father of Neil E. Morrow. Ray E. Morrow, Jr. and James E. Morrow are brothers. Robert J. Morrow and Neil E. Morrow are cousins.

EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

  The following table sets forth certain information regarding the compensation paid in the last three fiscal years to Messrs. Calapp, Shelton and Morrow, the former Chief Executive or Chief Operating Officers of the Company, for services rendered in all capacities to the Company. No other executive officer of the Company was paid compensation in excess of $100,000 during these periods. Mr. Calapp, the only person who served as Chief Executive Officer or who received compensation in excess of $100,000 in fiscal year 1997, is hereinafter referred to as the "Named Executive Officer."

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL        LONG-TERM
                                      COMPENSATION    COMPENSATION
                                    ----------------- ------------
                                                       SECURITIES
                                                       UNDERLYING     OTHER
NAME AND PRINCIPAL POSITION    YEAR SALARY($)  BONUS   OPTIONS(#)  COMPENSATION
---------------------------    ---- --------- ------- ------------ ------------
David E. Calapp(1)............ 1997 $157,692  $   --     50,000(2)   $   --
 Chairman of the Board, Chief  1996   46,154   35,000    50,000       13,857(3)
 Executive Officer and         1995
 President
Dennis R. Shelton(4).......... 1997
 President and Chief           1996 $ 94,038      --        --           --
 Operating Officer             1995   88,221      --     61,250          --
Ray E. Morrow, Jr.(5)......... 1997
 Chief Executive Officer       1996 $111,280      --        --           --
 Chairman of the Board         1995  114,490      --     73,500          --

--------

(1) David E. Calapp resigned as an officer and director of the Company effective May 18, 1998. Mr. Calapp served as the Company's Chief Executive Officer from August 20, 1996 and President from November 1996. Since January 1998, he also served as Chairman of the Board.

(2) Replaced an option granted August 20, 1996 for 50,000 shares, which option was cancelled.

(3)  Represents reimbursement of moving expenses of $13,857.

(4) Dennis R. Shelton served as the Company's President and Chief Operating Officer from May 1995 through November 1996.

(5) Ray E. Morrow, Jr. served as the Company's Chief Executive Officer from October 1989 to May 1995 and the Chairman of the Board from June 1990 to January 1998.

GRANT OF STOCK OPTIONS

  The following table sets forth certain information regarding options granted to the Named Executive Officer during the fiscal year ended December 27, 1997.


                         OPTION GRANTS IN FISCAL 1997

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSURED
                                                                             ANNUAL RATES
                                                                            OF STOCK PRICE
                                                                           APPRECIATION FOR
                                       INDIVIDUAL GRANTS                      OPTION TERM
                         ----------------------------------------------- ---------------------
                           NUMBER      PERCENT OF
                         OF SHARES   TOTAL OPTIONS
                         UNDERLYING    GRANTED TO   EXERCISE
                           OPTION      EMPLOYEES      PRICE   EXPIRATION
NAME                     GRANTS(#)   IN FISCAL YEAR ($/SHARE)    DATE      5%($)      10%($)
----                     ----------  -------------- --------- ---------- ---------- ----------
David E. Calapp.........   20,000(1)     12.36%      $ 8.50   2/18/2007  $   58,000 $  193,000
                           30,000(1)     18.54%      $10.00   2/18/2007  $   42,000 $  245,000
                           ------        -----                           ---------- ----------
                           50,000        30.90%                          $  100,000 $  438,000

--------
(1)Replaced an option granted August 20, 1996 for 50,000 shares at an exercise price of $11.62 per share, which 1996 option was cancelled.

EXERCISE OF STOCK OPTIONS AND YEAR-END VALUES

  The following table sets forth certain information regarding options of the Named Executive Officer outstanding at year-end.

                  AGGREGATED OPTION EXERCISES IN FISCAL 1997
                      AND YEAR-END OPTION/WARRANT VALUES

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                    OPTIONS/WARRANTS AT       OPTIONS/WARRANTS AT
                                                     DECEMBER 27, 1997       DECEMBER 27, 1998(1)
                                                 ------------------------- -------------------------
                           SHARES
                         ACQUIRED ON    VALUE
          NAME           EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
David E. Calapp.........     -0-        $-0-       20,000       30,000        $-0-         $-0-

--------
(1) Calculated based on the difference between the option exercise price and closing price of the Common Stock on December 26, 1997 ($2.50 per share).

OPTION REPRICINGS

  The following table sets forth certain information regarding the cancellation and re-issuance of certain options held by executive officers of the Company. The Compensation Committee of the Board of Directors believed the decline in stock price from the exercise price of the original options described below through the date of repricing was due to a number of factors, including industry and market conditions. The Compensation Committee determined that repricing the options to the prevailing market price would provide a more effective incentive to the executive officers and was in the best interests of the Company and its shareholders.

                        TEN YEAR OPTION REPRICINGS

                                   NUMBER OF   MARKET
                                   SECURITIES PRICE OF  EXERCISE
                                   UNDERLYING STOCK AT  PRICE AT    NEW        LENGTH OF
                          DATE OF   OPTIONS    TIME OF   TIME OF  EXERCISE  ORIGINAL OPTION
   NAME AND POSITION     REPRICING  REPRICED  REPRICING REPRICING  PRICE    TERM REMAINING
   -----------------     --------- ---------- --------- --------- -------- -----------------
David E. Calapp,
 President and            2/18/97    20,000     $6.75    $11.62    $ 8.50  9 years, 6 months
 Chief Executive
 Officer(1).............  2/18/97    30,000     $6.75    $11.62    $10.00  9 years, 6 months
Margaret A. Daniels,
 Acting Chief
 Financial Officer,
 Treasurer and
 Secretary(1)...........  2/18/97     1,000     $6.75    $11.12    $ 6.75  9 years, 2 months

--------

(1)No longer an executive officer of the Company.

EMPLOYMENT CONTRACT

  The Company's Employment Agreement with Ray E. Morrow, Jr. expired in December 1996. Mr. Morrow is continuing as an at-will employee at a monthly salary of $1,250 with such duties as assigned by the Chief Executive Officer. Ray E. Morrow, Jr. also entered into a Noncompete Agreement with Nicollet Partners on April 20, 1994, which agreement was assigned to the Company and certain shareholders pursuant to that certain Assignment Agreement dated December 19, 1995, pursuant to which Mr. Morrow agreed that during the period of his employment with the Company and for two years following termination of employment, he will not, directly or indirectly, be connected in any manner with any business that competes with the Company, or divert any customer of the Company or induce any employee or consultant of the Company to terminate his or her relationship with the Company.

PERFORMANCE GRAPH

  The following graph compares the cumulative total return to holders of the Company's Common Stock with the cumulative total return of the Nasdaq US Stock Market, the Standard & Poor's Small Cap Index and the Standard & Poor's Consumer Index for the period beginning December 14, 1995, the first trading day of the Common Stock, and ending March 31, 1998.

                        PERFORMANCE GRAPH APPEARS HERE

                                                   S&P
                                                   SMALL      S&P
Measurement Period           MORROW     NASDAQ     CAP        CONSUMER
---------------------        --------   -------    --------   --------
12/14/95                          100       100         100        100
 3/31/96                        78.85    106.09      106.56      103.4
 6/30/96                        80.77    114.14      111.84     109.08
 9/30/96                        90.38    118.18      115.14     111.18
12/31/96                        50.96    124.35       121.4     116.11
 3/31/97                        36.54    117.68      114.39     121.05
 6/30/97                        36.54     138.9       134.8     142.72
 9/30/97                        27.88    162.37       156.3     145.27
12/31/97                        18.27    151.26      151.17     156.75
 3/31/98                         12.5    176.82      167.59      179.5

  Assumes $100 invested in Morrow Snowboards, Inc. Common Stock, the Nasdaq US Stock Market, the Standard & Poor's Small Cap Index and the Standard & Poor's Consumer Index, with all dividends reinvested. Stock price shown above for the Common Stock is historical and not necessarily indicative of future price performance.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The executive compensation policies and programs developed by the Company are designed to retain and motivate executive officers and to ensure that their interests are aligned with the interests of the Company's shareholders. It is the Company's policy to offer competitive compensation opportunities for its employees based on a combination of factors, including Company growth, corporate performance and the individual's personal contribution to the business.

  The Company's compensation programs are implemented by the Compensation Committee of the Board of Directors and consist of base salary, annual incentives and long-term incentives. The Company's Chief Executive Officer (or, in the case of a vacancy in the Chief Executive Officer position, the Company's President) recommends to the Compensation Committee annual salary adjustments and incentive grants for the Company's executive officers, other than himself. All members of the Board of Directors participate in the deliberations concerning executive compensation. Executive officers who are also directors do not participate in decisions affecting their own compensation.

BASE SALARY

  In reaching the determination concerning fiscal 1997 executive officer base salaries, the Compensation Committee considered the recommendations of the Chief Executive Officer. Among these factors, the Chief Executive Officer's recommendations were based upon review of competitive compensation information published by the National Executive Compensation Survey and information provided by independent compensation consultants. In making the recommendations, the Chief Executive Officer compared the Company to a selected group of companies of similar size and business niche, specifically the sporting goods retail market and manufacturing, and considered compensation only for executives with similar job descriptions. Compensation recommendations were targeted to fall at the mid-point of the comparative group.

  In addition to the Chief Executive Officer's recommendations, the Compensation Committee considered its own assessment of the individual performances of each of the executives and its own subjective assessment of the Company's overall financial performance. There is no fixed relationship between base salary and corporate performance or between base salary and the competitive range of salaries that may be offered by competitive companies. The Compensation Committee members considered their business judgment in light of their experience to be an important factor in establishing executive compensation.

ANNUAL INCENTIVES

  On an annual basis, the Compensation Committee considers the grant of annual incentive bonuses to each executive officer. Incentive bonuses are discretionary and are determined subjectively, with the Compensation Committee taking into consideration the individual's performance, contribution and accomplishments during the past fiscal year and the Company's financial performance. Neither the decision to award a bonus, nor the specific size of the incentive bonus, is based on any specific measure of corporate performance. In fiscal 1997, no incentive bonuses were awarded to any executive officer.

STOCK INCENTIVE COMPENSATION

  The Board of Directors believes that stock ownership by executive officers and key employees provides valuable incentives for those persons to benefit as the Company's Common Stock price increases, and that the stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Board of Directors has granted stock options to executives and key employees through the Company's Employee Equity Incentive Plan (formerly, the 1990 Amended and Restated Stock Option Plan) (the "Plan"), approved by the shareholders in 1991. The Plan was amended by the Board of Directors in 1995 to increase the number of shares available under the Plan to 1,102,500, which amendment was approved by the Company's shareholders. The Plan was again amended by the Board of Directors in 1997 to change the name of the Plan, add certain additional types of equity grants, provide for acceleration of vesting on certain changes in control or sale of substantially all the Company's assets and a number of immaterial changes to update, modernize and reorganize the Plan, which amendment was also approved by the Company's shareholders.

  Pursuant to the Plan, in fiscal 1997, the following options to purchase the Company's Common Stock were granted to executive officers under the Plan at a price believed to equal or exceed the fair market value at the date of grant:

   NAME OF EXECUTIVE OFFICER                  NO. OF SHARES PRICE  DATE OF GRANT
   -------------------------                  ------------- ------ -------------
   Martin P. Carrigan(1).....................     5,000     $ 6.75   02/13/97
   Anthony R. Penca(1).......................     5,000     $ 6.75   02/13/97
   David E. Calapp(1)(2).....................    20,000     $ 8.50   02/18/97
   David E. Calapp(1)(2).....................    30,000     $10.00   02/18/97
   P. Blair Mullin...........................    20,000     $ 2.88   11/12/97
   J. Scott Sibley(3)........................    10,000     $ 2.88   11/12/97

--------
(1) No longer an executive officer of the Company.

(2) Replaced an option granted August 20, 1996 for 50,000 shares at an exercise price of $11.62 per share, which 1996 option was cancelled.

(3)The optionee was not an executive officer at the time such options were granted.

  In determining the number of options granted to executive officers and key employees, the Board of Directors considered the person's opportunity to affect the share price of the Company's Common Stock, the level of the person's performance based on past performance, future contribution to the Company and the anticipated incentive effect of the number of options granted.

  The Board of Directors believes that the policies and plans described above provide competitive levels of compensation and effectively link executives and shareholder interests. Moreover, the Board of Directors believes such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

                              Board of Directors

            Maurice C. Bickert  Ray E. Morrow, Jr.
            Gregory M. Eide     Victor G. Petroff
            Erik J. Krieger     James V. Zaccaro

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors and persons who own 10% of the Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 4 and 5. Reporting persons are required by SEC regulations to furnish the Company with copies of all
Section 16(a) reports that they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations from reporting persons, all Section 16(a) reports due during or with respect to fiscal 1997 were filed on a timely basis, except those set forth below.

  Gregory M. Eide, a director of the Company, failed to timely file a Form 4 for December 1997 with respect to a reportable transaction. Certain other officers and directors failed to timely file Form 5s for the 1997 fiscal year. These Form 5s, as amended, reflect transactions not reported on a timely basis by the following officers and/or directors: P. Blair Mullin (1 transaction); Gregory M. Eide (1 transaction); Anthony R. Penca (1 transaction); James E. Morrow (5 transactions); Victor G. Petroff (1 transaction); Erik J. Krieger
(1 transaction); David E. Calapp (2 transactions); James V. Zaccaro (1 transaction); Maurice C. Bickert (2 transactions); Ray E. Morrow, Jr. (7 transactions).

  Late filing of the Form 5's for fiscal year 1997 can be attributed to various circumstances including a change in the Company's fiscal year which resulted in an earlier filing deadline. Together with the directors and officers, the Company has taken action to implement routine procedures designed to periodically remind its officers and directors of their Section 16(a) filing requirements to help ensure future compliance.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership, as of March 31, 1998 of the Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) the Named Executive Officer, (iii) each director and director nominee of the Company and (iv) all directors and executive officers as a group. Except as otherwise noted, the Company believes the persons listed below, based on information furnished by those persons, have sole investment and voting power with respect to the Common Stock owned by them. The mailing address of each of the persons listed below is the Company's principal executive office.

                                            SHARES BENEFICIALLY
                    NAME                         OWNED(1)       PERCENT OF CLASS
                    ----                    ------------------- ----------------
   James V. Zaccaro(2)....................         224,906             3.5
   Ray E. Morrow, Jr.(3)..................         218,999             3.4
   Erik J. Krieger(4).....................          90,701             1.4
   Gregory M. Eide(5).....................          87,083             1.3
   Maurice C. Bickert(6)..................          40,071             *
   Victor G. Petroff(7)...................          10,900             *
   All directors and executive officers as
    a group (12 persons)(8)...............       1,246,795            19.3

--------
 *Less than 1% of the shares outstanding.

(1) "Beneficial Ownership" is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire such security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to such options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2) Includes 19,600 shares subject to options exercisable within 60 days after March 31, 1998 and 9,800 shares issuable within 60 days after March 31, 1998, upon the exercise of warrants to purchase Common Stock. Excludes 116,499 shares beneficially owned by Anne M. Zaccaro, Mr. Zaccaro's wife, and 50,946 shares beneficially owned by Jonathan D. Zaccaro, Mr. Zaccaro's adult son who shares the same residence, of which shares Mr. Zaccaro disclaims beneficial ownership.

(3) Includes 42,875 shares subject to options exercisable within 60 days after March 31, 1998 and 24,500 shares issuable within 60 days after March 31, 1998, upon the exercise of a warrant to purchase Common Stock. Excludes an aggregate 181,090 shares beneficially owned by Mr. Morrow's wife, Sharon
    R. Morrow, of which shares Mr. Morrow disclaims beneficial ownership.

(4) Includes 16,615 shares owned through a 401(k) profit sharing plan, 7,350 shares subject to options exercisable within 60 days after March 31, 1998, and 9,800 shares issuable within 60 days after March 31, 1998, upon the exercise of a warrant to purchase Common Stock. Also includes 27,218 shares issued to Diversified Opportunities Group. By virtue of being a general partner of Diversified Opportunities Group, Mr. Krieger may be deemed to beneficially own the shares owned thereby.

(5) Includes 27,800 shares owned through a 401(k) profit sharing plan, 7,200 shares owned through an individual retirement account, 7,350 shares subject to options exercisable within 60 days after March 31, 1998 and 980 shares issuable within 60 days after March 31, 1998, upon the exercise of warrants to purchase Common Stock.

(6) Includes 7,350 shares subject to options exercisable within 60 days after March 31, 1998.

(7) Includes 4,900 shares subject to options exercisable within 60 days after March 31, 1998.

(8) Includes 236,575 shares subject to options exercisable within 60 days after March 31, 1998 and 45,080 shares issuable within 60 days after March 31, 1998, upon the exercise of warrants to purchase Common Stock. Excludes 126,062 shares beneficially owned and 31,250 shares subject to options exercisable within 60 days after March 31, 1998 held by three persons who were executive officers of the Company on March 31, 1998 but are no longer executive officers on the date hereof.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In August 1995, in connection with each exercising options for 61,250 shares of Common Stock, Neil E. Morrow and Robert J. Morrow each executed a promissory note in the principal amount of $55,000 in payment of the exercise price for those shares (collectively, the "Option Notes"). Neil E. Morrow has made principal payments in the amount of $16,250 to date. As a result, Neil Morrow's original note was cancelled and he executed a new promissory note with identical terms, except that the principal amount of the original note was reduced to reflect his payment. The Option Notes bear interest at 10% per annum, payable biweekly. The principal of and accrued interest on the Option Notes were due and payable on August 1, 1997, which due date was extended to August 1, 1998. The Option Notes are secured by the Common Stock received upon exercise of the options.

  In December 1996, the Company retained Pacific Crest Securities, Inc. ("Pacific Crest") to act as its investment banking representative regarding a potential acquisition by the Company ("Acquisition Services Agreement"). In March 1997, the Acquisition Services Agreement was modified to engage Pacific Crest to act as the Company's exclusive banking representative regarding potential acquisitions by the Company. Under the Acquisition Services Agreement, Pacific Crest is entitled to reimbursement for certain out-of-pocket expenses and, for each completed acquisition, a transaction fee of $100,000 plus 1% of the value of any company or assets acquired. In connection with the acquisition of Westbeach Snowboard Canada Ltd., Pacific Crest received a fee of $159,030 and was reimbursed $3,694 for certain out-of-pocket expenses related to the acquisition.

  Since October 1996, the Company has been purchasing manufacturing tooling and supplies ("tooling") from Morrow Aircraft Corporation ("Morrow Aircraft"). Such purchases have been through a series of separate independent purchase orders. Purchases through December 27, 1997 totaled $553,000 compared to $67,000 in 1996. The increase in purchases from Morrow Aircraft in 1997 reflected an increase in the portion of total tooling purchased from Morrow Aircraft, additional tooling required for the Company's new step-in binding and the shifting of all tooling production for 1998-1999 season snowboards to 1997. The Company believes that such tooling is being acquired on terms as favorable or better than available from other vendors. Additionally, the Company believes it is now receiving its tooling in a more timely fashion and with the devotion of less Company resources to insuring the tooling complies with the Company's bid specifications and requirements.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors will request that the shareholders ratify its selection of Arthur Andersen, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 26, 1998. Arthur Andersen, LLP audited the financial statements of the Company for the fiscal year ended December 27, 1997.

  It is expected that representatives of Arthur Andersen, LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to shareholders' questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                           PROPOSALS OF SHAREHOLDERS

  Shareholder proposals intended for inclusion in the proxy materials for the Company's 1999 Annual Meeting of Shareholders must be received by the Company not later than January 25, 1999. Such proposals should be directed to the Corporate Secretary, Morrow Snowboards, Inc., 2600 Pringle Road, S.E., Salem, Oregon 97302.

                                OTHER BUSINESS

  The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the Annual Meeting. However, if other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.

                                 ANNUAL REPORT

  A copy of the Company's 1997 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1997, accompanies this Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ P. Blair Mullin

                                          P. Blair Mullin

                                          President, Chief Financial Officer,
                                           Treasurer and Secretary

Salem, Oregon

May 25, 1998

LOGO

                            MORROW SNOWBOARDS, INC.

     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 24, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints P. Blair Mullin and J. Scott Sibley, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Morrow Snowboards, Inc. held of record by the undersigned on May 19, 1998 at the Annual Meeting of Shareholders to be held on June 24, 1998.

1. ELECTION OF DIRECTORS. Election of the following six nominees to serve as directors for one-year terms or until their respective successors are elected and qualified.

          Ray E. Morrow, Jr.  Maurice C. Bickert  Gregory M. Eide
              Erik J. Krieger  Victor G. Petroff  James V. Zaccaro

  [_] FOR all nominees         [_] WITHHOLD AUTHORITY to vote for all nominees

  [_] WITHHOLD AUTHORITY for the following only:
 (write the name(s) of the nominee(s) in this space)

  -----------------------------------------------------------------------------

2. RATIFICATION OF INDEPENDENT AUDITORS FOR 1998. Ratify the selection of Arthur Andersen, LLP as the Company's independent auditors for the fiscal year ending December 26, 1998.

    [_] FOR[_] AGAINST[_] ABSTAIN

LOGO

  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2.

                                             Please sign below exactly as your
                                             name appears on your stock
                                             certificate. When shares are held
                                             jointly, each person should sign.
                                             When signing as attorney,
                                             executor, administrator, trustee
                                             or guardian, please give full
                                             title as such. An authorized
                                             person should sign on behalf of
                                             corporations, partnerships and
                                             associations and give his or her
                                             title.

                                             Dated: _____________________, 1998

                                             ----------------------------------
                                                         Signature
                                             ----------------------------------
                                                 Signature if held jointly

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EX-
                    PENSE OF ADDITIONAL SOLICITATION EFFORTS